Exhibit 28(i) (1) under Form N-1A

Exhibit 5 under Item 601/Reg. S-K

LEGALITY OF SHARES OPINION

AMERISTOCK MUTUAL FUND, INC.

1320 Harbor Bay Parkway

Suite 145,

Alameda, California 94502

(510) 522-3336

September 28, 2012

The Directors of Ameristock Mutual Fund, Inc.

1320 Harbor Bay Parkway

Suite 145

Alameda, California 94502

Ladies and Gentlemen:

As counsel we have reviewed the appropriate documents relating to the organization of Ameristock Mutual Fund, Inc., a Maryland corporation (the “Fund”), its registration under the Investment Company Act of 1940, and the registration of its securities (“Shares”) on Form N-1A under the Securities Act of 1933, as amended, under Post-Effective Amendment No. 23 to the Registration Statement (File No. 33-98276) (“N-1A Registration”). Specifically, we have examined and are familiar with the Articles of Incorporation of the Fund dated June 12, 1995, the By-laws of the Fund, and such other documents and records deemed relevant for the purpose of rendering this opinion. We have also reviewed questions of law as deemed necessary or appropriate for the purposes of this opinion.

Based upon the foregoing, it is our opinion that:

1. The Fund is duly organized and validly existing pursuant to the Articles of Incorporation.

2. The Shares which are currently being registered by the N-1A Registration may be legally and validly issued in accordance with the Articles of Incorporation upon receipt of consideration sufficient to comply with the provisions of the Articles of Incorporation and subject to compliance with the Investment Company Act of 1940, as amended, and applicable state laws regulating the sale of securities. Such Shares, when so issued, will be fully paid and non-assessable.

This opinion is limited to the laws of Maryland. We hereby consent to the filing of this opinion as an exhibit to the N-1A Registration and to any application or registration statement filed under the securities laws of any of the States of the United States.

REED SMITH LLP

By:	/s/ W. Thomas Conner
W. Thomas Conner, Esq.

WTC/RKM